FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

TAPESTRY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1187753
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Preferred Share Purchase Rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:           (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.        Description of Registrant’s Securities to Be Registered.

A description of the Preferred Share Purchase Rights being registered hereunder is contained in Item 1.01 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2006, and is incorporated herein by reference.

Item 2.        Exhibits.

Exhibit No.	Description

Exhibit 1	Rights Agreement dated as of December 12, 2006 between Tapestry Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, as Rights Agent.(1)

Exhibit 2	Form of Certificate of Designation of Series C Junior Participating Preferred Stock of Tapestry Pharmaceuticals, Inc. (attached as Exhibit A to the Rights Agreement).(1)

Exhibit 3	Form of Rights Certificate (attached as Exhibit B to the Rights Agreement).(1)

(1)                                  Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-24320), dated December 14, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ Kai Larson
Name: Kai Larson
Title: Vice President and General Counsel

Date:  December 28, 2006

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1	Rights Agreement dated as of December 12, 2006 between Tapestry Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, as Rights Agent.(1)

Exhibit 2	Form of Certificate of Designation of Series C Junior Participating Preferred Stock of Tapestry Pharmaceuticals, Inc. (attached as Exhibit A to the Rights Agreement).(1)

Exhibit 3	Form of Rights Certificate (attached as Exhibit B to the Rights Agreement).(1)

(1)                                  Incorporated by reference to the Company’s Current Report on Form 8-K (File No. 000-24320), dated December 14, 2006.